                                                                  EXHIBIT 99.02


                         COMMON STOCK PURCHASE AGREEMENT

               This COMMON STOCK PURCHASE AGREEMENT (this "AGREEMENT") is dated as of August 13, 2003 by and between Cepheid, a California corporation (the "COMPANY"), and _______________________________________________________________
(the "PURCHASER").

               The parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

        Section 1.1. Certain Definitions.

            (a) "Business Day" shall mean any day (other than a Saturday or Sunday) on which banks are generally open in the State of New York for ordinary business.

            (b) "Company Registration Statement" means the Registration Statement, including the Prospectus, amendments and supplements to the Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material and exhibits incorporated by reference or deemed to be incorporated by reference in such registration statement.

            (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            (d) "Material Adverse Effect" shall mean any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company.

            (e) "Person" means any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

            (f) "Principal Market" shall mean initially the the Nasdaq National Market, and shall include the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange if the Company becomes listed and trades on any such market or exchange after the date hereof.

            (g) "Prospectus" shall mean the base prospectus contained in the Registration Statement and each prospectus supplement relating to the Common Stock to be purchased pursuant to this Agreement filed pursuant to Rule 424(b) under the Securities Act and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material or exhibits incorporated by reference or deemed to be incorporated by reference in the Prospectus.

            (h) "Purchase Price" shall be $10,000,000.80.

            (i) "Registration Statement" shall mean the registration statement on Form S-3 under the Securities Act filed with the SEC, File No. 333-75596, registering for sale pursuant to Rule 415 promulgated under the Securities Act, among other things, securities of the Company in an amount not to exceed $35,000,000 to be sold by the Company, including the filings with the SEC pursuant to the Exchange Act incorporated by reference into such registration statement.

            (j) "SEC" shall mean the United States Securities and Exchange Commission.

            (k) "SEC Documents" shall mean all Exchange Act reports incorporated by reference in the Registration Statement.

            (l) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

        Section 2.1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, on the date hereof the Company will issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 2,777,778 shares (the "INITIAL SHARES") of the Company's Common Stock, no par value per share (the "COMMON STOCK"), for the Purchase Price.

        Section 2.2. Closing. Upon execution hereof by Purchaser, (i) the Purchaser shall deliver to the Company the Purchase Price by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall: (A) cause the Initial Shares to be electronically delivered to The Depository Trust Company on the Purchaser's behalf, registered in the name of the Purchaser as set forth on the signature page hereto and (B) file with the SEC a prospectus supplement to the Company Registration Statement, in agreed form, in order to evidence and disclose the offer and sale of the Initial Shares issued hereunder and the offer and sale, if any, of the Additional Shares.

        Section 2.3. Additional Shares. On the basis of the representations and warranties in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Purchaser up to 555,556 additional shares of the Common Stock (the "ADDITIONAL SHARES" and together with the Initial Shares, the "SHARES") at a purchase price of $3.75 per each

Additional Share (subject to equitable adjustment for stock splits, recombinations and similar events, the "ADDITIONAL PURCHASE PRICE PER SHARE"), and the Purchaser shall have a one-time right (but not the obligation) to purchase any or all of the Additional Shares. The Purchaser shall notify the Company in writing not later than ninety (90) days after the date of this Agreement if it elects to purchase any Additional Shares (the "ELECTION Notice"). On the 3rd Business Day following the Company's receipt of the Election Notice (the "ADDITIONAL CLOSING DATE"), (i) the Purchaser shall deliver to the Company the aggregate gross proceeds for the Additional Shares to be issued and sold to Purchaser by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall cause the Additional Shares to be issued and sold to Purchaser to be electronically delivered to The Depository Trust Company on the Purchaser's behalf, registered in the name of the Purchaser as set forth on the signature page hereto. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Additional Closing Date, as though made on and as of such date (other than representations and warranties which relate to a specific date (which shall not include representations and warranties relating to the "date hereof") which representations and warranties shall be true as of such specific date). The Purchaser's option to purchase Additional Shares shall expire at 5:00 p.m. New York City time on the 90th day after the date of this Agreement if the Company does not receive an Election Notice prior to such time.

                                  ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

        Section 3.1. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

            (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated validly existing and in good standing under the laws of the State of California and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

            (b) Authorization, Enforceability. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and to issue the Shares, (ii) the execution, issuance and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            (c) Issuance of Shares. The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Shares will be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

            (d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not (i) violate any provision of the Company's certificate of incorporation or bylaws as in effect on the date hereof, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or any liens under, any agreement, indenture, note or bond to which the Company is a party, or (iii) result in a violation of any federal, state or local statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases as set forth in clauses
(ii)-(iii) above, for such conflicts, defaults, termination, amendments, accelerations, cancellations, liens and violations which would not, individually or in the aggregate, have a Material Adverse Effect. There are no notices to or approvals or consents required to be made by the Company to the Principal Market, the SEC or any other Person in order for the Company to execute, deliver and perform this Agreement, and consummate the transactions contemplated herein that have not been made and obtained (and any so obtained are in full force and effect), except for the filing by the Company of the "Notification Form: Listing of Additional Shares" with the Principal Market, and any securities filings required under state "blue sky" laws, each of which the Company will complete promptly in accordance with applicable laws and regulations.

            (e) SEC Documents. The Common Stock is registered pursuant to
Section 12(b) or Section 12(g) of the Exchange Act, and, except as disclosed in the SEC Documents or as would not have a Material Adverse Effect, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act at least since December 31, 2001. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

            (f) Company Registration Statement. The Registration Statement is effective and the Company has not received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The Registration Statement, at the time it was first declared effective, on the date of this Agreement, and on the Additional Closing Date (if any), did not, does not, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with any information furnished in writing to the Company by the Purchaser specifically for inclusion in the Registration Statement or the Prospectus. The Shares are registered under the Securities Act by the Registration Statement.

            (g) Certain Fees. Except for the fees to be paid by the Company to UBS Securities LLC for its services as financial advisor to the Company with respect to the transactions contemplated hereby, no fees or commissions (other than legal fees and expenses) will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser will have no obligation with respect to any fees incurred by the Company or any other Person or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold harmless the Purchaser, its employees, officers, directors, agents, partners, and affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and reasonable attorney's fees) and expenses suffered in respect of any such claimed or existing fees incurred by the Company or any other Person, as such fees and expenses are incurred.

            (h) Disclosure. Other than the material terms of this transaction, all of which shall be disclosed with the filing of the prospectus supplement, neither the Company nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or may, in the Company's opinion, constitute material non-public information.

        Section 3.2. Covenants of the Company. The Company hereby covenants and agrees that, without the prior written consent of the Purchaser, it will not, during the period commencing on the date hereof and ending ninety (90) days after the date hereof, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of the Shares or any Additional Shares to the Purchaser pursuant to this Agreement, (b) the issuance by the Company of shares of Common Stock upon the exercise of an employee stock option or pursuant to an employee stock purchase program, (c) the award or grant of employee stock options, (d) the issuance by the Company of shares of Common Stock pursuant to the terms of any option, warrant, convertible security or instrument or other agreement outstanding on the date hereof, or (e) the issuance or conversion by the Company of shares of Common Stock in connection with any strategic transaction.

        Section 3.3. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the
Company:

            (a) Organization and Standing of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of ___________________________________.

            (b) Authorization and Power. The Purchaser has the requisite corporate power and corporate authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as could not, individually or in the aggregate, have a material adverse effect on the business, operations, properties or financial condition of the Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

            (d) Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser and the Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has received and reviewed copies of the Registration Statement and the Prospectus, including all documents incorporated by reference therein and amendments thereto, and understands that no Person has been authorized to give any information or to make any representations that were not contained in the Registration Statement, the SEC Documents and the Prospectus, and the Purchaser has not relied on any such other information or representations in making a decision to purchase the Shares. The Purchaser hereby consents to receiving delivery of the Registration Statement and the Prospectus, including all documents incorporated by reference therein and amendments thereto, by electronic mail. The Purchaser understands that an investment in the Company involves a high degree of risk for the reasons, among others, set forth under the caption "RISK FACTORS" in the Prospectus and the documents incorporated by reference therein. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares. The Purchaser acknowledges that it has sole responsibility for its own due diligence investigation and for making its own investment decision, and that in connection therewith, the Investor has not relied on any representation or information not set forth in this Agreement or contained or incorporated by reference in the Registration Statement or the SEC Documents. Furthermore, the Purchaser hereby acknowledges receipt of the Prospectus, a copy of which is attached hereto as Exhibit A. Neither such inquiries nor any other due diligence investigation conducted by Purchaser shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Registration Statement and the SEC Documents and the Company's representations and warranties contained in this Agreement.

            (e) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

        Section 3.4. Certain Disclosures. The Company will not and will use its best efforts to cause each of its affiliates and other Persons acting on behalf of the Company not to divulge to the Purchaser any information that it believes to be material non-public information unless the Purchaser has agreed in writing to receive such information prior to such divulgence. Neither the Company nor the Purchaser will issue any press release or make any other public announcement relating to this Agreement unless the form thereof is mutually agreed to by the Company and the Purchaser, or if the Company is advised by its counsel that such press release or public announcement is required by law.

        Section 3.5. Indemnification. The Company will indemnify the Purchaser as provided in Exhibit B attached hereto against liability with respect to the Company Registration Statement (including, without limitation, the prospectus supplement) relating to the Shares sold by the Company to the Purchaser hereunder. For purposes of said Exhibit B, capitalized terms used therein without definition shall have the same meanings therein as are ascribed to said terms in this Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

        Section 4.1. Specific Enforcement. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

        Section 4.2. Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

        Section 4.3. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:             Cepheid
                               904 Caribbean Drive
                               Sunnyvale, CA 94089
                               Attn: Chief Financial Officer

With copies to:                Douglas Cogen, Esq.
                               Fenwick & West LLP
                               Embarcadero Center West
                               275 Battery Street
                               San Francisco, CA 94111

        Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

        Section 4.4. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

        Section 4.5. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

        Section 4.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and the Purchaser.

        Section 4.7. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

        Section 4.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. The Company and the Purchaser agree to submit itself to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this Agreement.

        Section 4.9. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

        Section 4.10. Publicity. Neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement unless in strict compliance with Rule 134 under the Securities Act.

        Section 4.11. Severability. The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

        Section 4.12. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                            [signature page follows]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                     CEPHEID

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:




                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

PROSPECTUS SUPPLEMENT                                            August 13, 2003
--------------------------------------------------------------------------------
(To Prospectus dated May 29, 2002)

2,777,778 Shares

[CEPHEID LOGO]

Common Stock

--------------------------------------------------------------------------------

We are selling all of the 2,777,778 shares of common stock offered by this prospectus supplement to one institutional investor.

Our common stock is traded on the Nasdaq National Market under the symbol "CPHD." On August 12, 2003, the last reported sales price of our common stock on the Nasdaq National Market was $4.40 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE BUYING ANY SHARES YOU SHOULD READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR COMMON STOCK IN "RISK FACTORS" BEGINNING ON PAGE 1 OF THIS PROSPECTUS SUPPLEMENT AND IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 1 OF THE ACCOMPANYING PROSPECTUS DATED MAY 29, 2002, WHICH IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                 PER SHARE             TOTAL
                                                 ---------             -----
Public offering price                             $3.600          $10,000,000.80
Financial advisor's fee                           $0.216          $   600,000.05
Proceeds, before expenses, to us                  $3.384          $ 9,400,000.75

The investor may also purchase from us up to an additional 555,556 shares of common stock within 90 days of the date of this prospectus supplement, for an aggregate public offering price of $2,083,335 or $3.750 per share, less an additional financial advisor's fee of $125,000.10, or $0.225 per share, for proceeds, before expenses, to us of $1,958,334.90, or $3.525 per share.

We expect that delivery of the shares offered by this prospectus supplement will be made to investor on or about August 13, 2003 through The Depository Trust Company.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read carefully this prospectus supplement, the accompanying base prospectus dated May 29, 2002 and the information incorporated into these documents before you invest in our common stock. To the extent any information contained in this prospectus supplement conflicts with any information contained in the base prospectus, or any documents incorporated by reference prior to the date of this prospectus supplement, the information contained in this prospectus supplement shall control.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


PROSPECTUS SUPPLEMENT
Prospectus supplement summary.......................S-1
Risk factors........................................S-4
Use of proceeds....................................S-16
Dilution...........................................S-17
Market for our common stock........................S-17
Plan of distribution...............................S-18
Legal matters......................................S-19


BASE PROSPECTUS

Risk factors.........................................1
Ratio of earnings to fixed charges..................14
Use of proceeds.....................................14
Dividend policy.....................................14
Dilution............................................15
Description of common stock.........................15
Description of preferred stock......................16
Description of debt securities......................16
Description of warrants.............................22
Legal ownership of securities.......................23
Plan of distribution................................26
Experts.............................................27
Where you can find more information.................27

Cepheid(R), Smart Cycler(R) and GeneXpert(R) are registered trademarks of Cepheid.

Prospectus supplement summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk factors" section of this prospectus supplement and the "Risk factors" section of the accompanying prospectus. Unless otherwise stated, all information in this prospectus supplement assumes no exercise of the investor's option to purchase additional shares of our common stock.

CEPHEID

We develop, manufacture, and market fully-integrated systems that enable sophisticated genetic and DNA analysis of patients and organisms by automating complex manual laboratory procedures. Based on state-of-the-art microfluidic and microelectronic technologies, our easy-to-use systems analyze complex biological samples in disposable cartridges designed to rapidly and automatically perform all of the steps associated with sophisticated molecular biological procedures. We are focusing our efforts on those applications where rapid genetic and DNA testing is particularly important, such as the infectious disease, biothreat and cancer testing markets. In particular, we have designed our systems to be capable of use in genetic management of disease, performing a broad range of genetic tests that include identifying infectious organisms, evaluating at-risk populations for the early detection of disease such as cancer, determining the stage of the disease and assessing what might be the most effective therapy. We have also designed our systems to rapidly detect food, air and water contaminants through genetic identification of disease causing agents. We are collaborating with strategic partners to co-develop assays, or biological tests, and to provide marketing and sales support across a broad range of markets.

We commenced commercial sales of our first product, the Smart Cycler, in May 2000. The Smart Cycler is a DNA amplification and detection system initially directed at the life sciences research market. We began shipping the Smart Cycler II, which features various enhancements to the Smart Cycler, in November 2002. We believe our Smart Cycler products allow users to analyze biological samples faster and more efficiently than with any other product currently available.

Our GeneXpert system, currently in the final stages of development, integrates automated sample preparation with our Smart Cycler amplification and detection technology. Following clinical trials and FDA approval, we anticipate commercial launch of the GeneXpert system to the clinical genetic assessment market in the first half of 2005. We believe that the GeneXpert system is the only genetic analysis system that integrates automated sample preparation with genetic analysis, while also offering customers a complete testing system comprised of both instrumentation and disposable cartridges containing all necessary reagents for a particular test.

                             ----------------------

We were incorporated in March 1996 in the State of California. Our address is 904 Caribbean Drive, Sunnyvale, California 94089 and our telephone number is
(408) 541-4191. Our website address is www.cepheid.com. Information on our website is not part of this prospectus supplement or the base prospectus.

RECENT DEVELOPMENTS

On July 31, 2003, we issued a press release announcing our preliminary financial results for the second quarter ended June 30, 2003 and certain other information. The press release was filed as an exhibit to our Current Report on Form 8-K filed on August 13, 2003, and is hereby incorporated in this prospectus supplement.

THE OFFERING

Common stock offered by us....................................2,777,778 shares

Common stock to be outstanding after this
     offering.................................................35,330,212 shares

Use of proceeds...............................................We intend to use the net proceeds of this offering for general corporate purposes, including working capital.  See "Use of proceeds"
                                                              on page S-16.

Nasdaq National Market Symbol.................................CPHD

The number of shares of our common stock to be outstanding after this offering in the table above is based on the number of shares outstanding as of August 8, 2003, and does not include:

+ 4,172,154 shares of our common stock issuable upon the exercise of stock options outstanding as of August 8, 2003 issued under our stock option plans at a weighted average exercise price of $4.22 per share; and

+ an additional 1,656,396 shares of common stock available for future issuance under our stock option plans and employee stock purchase plan as of August 8, 2003.

Unless otherwise stated, all information in this prospectus supplement assumes no exercise of the investor's option to purchase additional shares of our common stock.

Risk factors

Investing in our common stock involves a high degree of risk. In addition to the other information contained or incorporated by reference in this prospectus, you should carefully consider the risks described below before purchasing our common stock. The risks and uncertainties described below are not the only ones facing Cepheid. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. The occurrence of any of the following risks could harm our business, financial condition or results of operations. As a result, the trading price of our common stock could decline, and you might lose all or part of your investment.

IF WE FAIL TO RAISE ADDITIONAL CAPITAL, OUR ABILITY TO FUND OUR OPERATIONS AND ADVANCE OUR DEVELOPMENT PROGRAMS WOULD BE IMPAIRED AND OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

We expect to have negative cash flow from operations through at least the end of 2004. For the six month period ended June 30, 2003, total cash used was $10.7 million, or $6.0 million after including the approximately $4.7 million in net proceeds received from our March 2003 common stock offering. After the net proceeds of approximately $9.3 million from the offering contemplated by this prospectus supplement, we anticipate that our existing capital resources will enable us to maintain our currently planned levels of operations through at least the first nine months of 2004. This expectation is based on our current operating plan and may change as a result of many factors, including our future capital requirements and our ability to reduce expenses, which, in many instances, depend on a number of factors outside our control. For example, our future cash use will depend on, among other things, market acceptance of our products, the resources we devote to developing and supporting our products, continued progress of our research and development of potential products, the need to acquire licenses to new technology or to use our technology in new markets, and the availability of other financing. Consequently, we may need additional funding sooner than anticipated. We currently have no credit facility or committed sources of capital.

To the extent our capital resources are insufficient to meet future capital requirements, we expect that we will need to raise additional capital or incur indebtedness to fund our operations. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. In December 2001, we filed a shelf registration statement for the issuance of up to $35 million in debt and/or equity securities. After the offering contemplated by this prospectus supplement, we will have approximately $9.4 million available under the registration statement. There can be no assurance that additional debt or equity financing will be available on acceptable terms, if at all. If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate our research and development programs, reduce our commercialization effort or obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to technologies or products that we might otherwise seek to develop or commercialize. To the extent that additional capital is raised through the sale or equity or convertible debt securities, the issuance of these securities could result in dilution to our shareholders. In addition, such securities may be sold at a discount from the market price of our common stock, and may include right preferences or privileges senior to our common stock.

WE MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY AND MAY BE UNABLE TO CONTINUE OUR OPERATIONS.

We have experienced significant operating losses each year since our inception and expect to have negative cash flow from operations through at least the end of 2004. We experienced net losses of approximately $14.8 million in 2000, $15.5 million in 2001, $19.7 million in 2002 and $9.1 million for the first six months of 2003. As of June 30, 2003, we had an accumulated deficit of approximately $71.7 million. Our ability to become profitable will depend on our revenue growth, which depends on a number of factors including market acceptance of our products, the success of the USPS BDS program in which we are participating, and global economic and political conditions. Our ability to become profitable also depends on our expense levels and product costs, which are also influenced by a number of factors, including the resources we devote to developing and supporting our products, to continued progress of our research, and to development of potential products, and the need to acquire licenses to new technology or to use our technology in new markets, including the potentially significant ongoing royalty payments associated with such licenses. If we fail to grow our revenue and manage our expenses and product costs, we may never achieve profitability.

OUR PARTICIPATION IN THE U.S. POSTAL SERVICE BIO-THREAT DETECTION PROGRAM EVALUATION AND OTHER SIMILAR PROGRAMS MAY NOT RESULT IN PREDICTABLE CONTRACTS OR REVENUES.

Our participation in governmental contracting programs, including the USPS biothreat detection system program, inevitably involves significant uncertainties in the timing of decision-making and deployment and is highly sensitive to changes in national and international priorities and budgets. We cannot be certain that actual funding, deployment and operating parameters, or product purchases, will be at currently expected levels. In addition, we cannot be sure that we will be able to sufficiently ramp up our manufacturing and implementation capacity to meet, in a timely fashion, the demands that will be placed on us when we are requested to enter full-scale production of the components of the BDS that we supply. In this and any similar future programs, there may be no obligation on the part of the eventual customer to buy a minimum number of units or tests, so, even if we are awarded a production contract, we may be subject to our customer's future spending patterns and budgetary cycles. Furthermore, if we participate in any other collaborations bidding for government contracts, the bidding and evaluation process could be lengthy and involve significant expense, and may never result in a contract or a contract with acceptable terms. Accordingly, our participation in the USPS biothreat detection system program and other similar programs are subject to a number of risks and uncertainties and may never yield significant revenues.

DELAYS IN THE TIME IT TAKES FOR US TO FINALIZE INSTRUMENT SALES CAN CAUSE VARIABILITY AND UNPREDICTABILITY IN OUR OPERATING RESULTS.

In recent periods, we have begun to experience longer sales cycles for our products, which makes it more difficult for us to accurately forecast revenues in a given period, and may cause revenues and operating results to vary significantly from period to period. Over the first six months of 2003, we have encountered growing delays between the initial decision to purchase our instruments and final approval of such purchases by our customers' purchasing departments. We believe that this increase has resulted mostly from delays in government funding to research institutions. As a result, we may expend considerable resources on unsuccessful sales efforts or we may not be able to complete transactions on the schedule anticipated. If this trend continues, we may not recognize revenues in the timeframe we anticipate, harming our operating results.

IF WE CANNOT SUCCESSFULLY COMMERCIALIZE OUR GENEXPERT SYSTEM, WE MAY NEVER ACHIEVE PROFITABILITY.

Our GeneXpert system is in the final stages of development. We anticipate that for the foreseeable future our ability to achieve profitability will depend in part on the successful commercialization of GeneXpert. Many factors may affect the market acceptance and commercial success of our GeneXpert system, including:

+     timely completion of the GeneXpert system for commercial sale;

+     cost-effective commercial scale production of the GeneXpert system;

+ the timing of market entry of our GeneXpert system relative to competitive products;

+ our ability to convince our potential customers of the advantages and economic value of our GeneXpert systems over competing technologies and products;

+ the extent and success of our marketing and sales efforts, including our ability to enter into successful collaborations with marketing partners; and

+     publicity concerning our GeneXpert system or any similar products.

If the GeneXpert system does not gain market acceptance, we will be unable to generate significant sales, which will prevent us from achieving profitability. If the GeneXpert system is not accepted in the marketplace, this could have a negative effect on our ability to sell subsequent systems.

WE MAY REQUIRE LICENSES FOR NEW PRODUCT FEATURES AND PRODUCTS, AND OUR STRATEGIC PLANS AND GROWTH COULD BE IMPAIRED IF WE ARE UNABLE TO OBTAIN SUCH LICENSES.

We will need to introduce new products and product features in order to market our products to a broader customer base. Our products typically require licenses from third-party suppliers in order to be sold. Accordingly, our introduction of new products and product features could require us to obtain additional licenses. We may not be able to obtain such licenses on commercially reasonable terms, if at all. Some of these licenses may include significant upfront and ongoing royalty payments. The failure to obtain necessary licenses or other rights could have a material adverse effect on our anticipated strategies and growth.

WE WILL REQUIRE LICENSES FOR CERTAIN REAGENTS TO PRODUCE A MORE COMPLETE SOLUTION, AND OUR BUSINESS WILL SUFFER IF WE ARE UNABLE TO OBTAIN SUCH LICENSES.

For certain markets, we intend to manufacture reagents for use with our Smart Cycler and GeneXpert systems to offer a more complete solution for the detection and analysis of DNA. However, we still will require licenses for many reagents. We believe that manufacturing reagents for use in our Smart Cycler and GeneXpert systems is important to our business and growth prospects. We may not be able to obtain licenses for certain reagents on commercially reasonable terms, if at all. Some of these licenses may include significant upfront and ongoing royalty payments. Some of our competitors have rights to reagents that we have not yet obtained. Our failure to obtain similar rights would limit our ability to offer a system that includes reagents and would adversely affect our competitive position and our performance.

THE REGULATORY APPROVAL PROCESS IS EXPENSIVE, TIME-CONSUMING, AND UNCERTAIN AND MAY PREVENT US FROM OBTAINING REQUIRED APPROVALS FOR THE COMMERCIALIZATION OF SOME OF OUR PRODUCTS.

Some of our products, depending upon their intended use, will be subject to approval or clearance by the FDA or foreign governmental entities prior to their marketing for commercial use. Products, such as the Smart Cycler and, when it is launched commercially, the GeneXpert system, when used for clinical diagnostic purposes will require such approval. To date, we have only received FDA approval for use of the group B streptococcus assay for Smart Cycler that was developed through our collaboration with Infectio Diagnostics, Inc. We have not sought approval from the FDA or any other governmental body for other assays for the Smart Cycler, and we have not received any such approvals. The process of obtaining necessary FDA or foreign clearance or approvals can be lengthy, expensive and uncertain. We generally expect to rely on our collaborators to direct the regulatory approval process for our products. There are no assurances that such collaborators will timely and diligently pursue such process, or that they or we can obtain any required clearance or approval. Any such failure, or any material delay in obtaining the clearance or approval, could harm our business, financial condition and results of operations.

In addition, our failure or the failure of our collaborators to comply with regulatory requirements applicable to our products could result in significant sanctions, including:

+     injunctions;

+     recall or seizure of products;

+     withdrawal of marketing clearances or approvals; and

+     fines, civil penalties and criminal prosecutions.

IF WE FAIL TO RESPOND TO CHANGING TECHNOLOGIES, DEMAND FOR OUR PRODUCTS AND OUR ABILITY TO ENHANCE OUR REVENUES WILL SUFFER.

If we do not continue to improve our products and develop new products that keep pace with competitive product introductions and technological developments, satisfy diverse and rapidly evolving customer requirements and achieve market acceptance; we might be unable to attract new customers. The development of proprietary technology and necessary service enhancements entails significant technical and business risks and requires substantial expenditures and lead-time. We may also need to modify our manufacturing processes with respect to changes in product design or new product introductions. We might not be successful in developing and marketing product enhancements and new products that respond to technological advances and market changes, on a timely or cost-effective basis. In addition, even if these products are developed and released, they might not achieve market acceptance.

IF OUR COMPETITORS AND POTENTIAL COMPETITORS DEVELOP SUPERIOR PRODUCTS AND TECHNOLOGIES OUR COMPETITIVE POSITION AND RESULTS OF OPERATIONS WOULD SUFFER.

We face intense competition from a number of companies that offer products in our targeted application areas. These competitors include:

+ companies developing and marketing sequence detection systems for life sciences research products;

+ healthcare companies that manufacture laboratory-based tests and analyzers;

+     diagnostic and pharmaceutical companies;

+     companies developing drug discovery technologies; and

+     companies developing or offering biothreat detection technologies.

We also face competition from both established and development-stage companies that continually enter these markets. Several companies are currently making or developing products that may or will compete with our products. Our competitors may succeed in developing, obtaining FDA approval for, or marketing technologies or products that are more effective or commercially attractive than our potential products, or that render our technologies and potential products obsolete. As these companies develop their technologies, they may develop proprietary positions that prevent us from successfully commercializing our products.

We also need to compete effectively with companies developing their own microfluidics technologies and products. Microfluidic technologies have undergone and are expected to continue to undergo rapid and significant change. Rapid technological development may result in our products or technologies becoming obsolete. Products we offer could be made obsolete either by less expensive or more effective products based on similar or other technologies. Our future success will depend on our ability to establish and maintain a competitive position in these and future technologies. We also compete against universities and public and private research institutions. While these organizations primarily have educational or basic research objectives, they may develop proprietary technology and acquire patents that we need for the development of our products. Licenses to this proprietary technology may not be available to us on acceptable terms, if at all.

In many instances particularly in the clinical genetic assessment area, our competitors have substantially greater financial, technical, research and other resources, and larger, more established marketing, sales, distribution and service organizations than we have. Moreover, these competitors may offer broader product lines and tactical discounts and have greater name recognition. If we fail to compete effectively against these and other competitors, we will lose sales and our business will be harmed.

IF OUR PRODUCTS DO NOT PERFORM AS EXPECTED, OR THE RELIABILITY OF THE TECHNOLOGY ON WHICH OUR PRODUCTS ARE BASED IS QUESTIONED, WE COULD EXPERIENCE LOST REVENUE, DELAYED OR REDUCED MARKET ACCEPTANCE OF OUR PRODUCTS, INCREASED COSTS AND DAMAGE TO OUR REPUTATION.

Our success depends on the market's confidence that we can provide reliable, high quality genetic and DNA testing systems. We believe that customers in the life sciences research, biothreat applications and genetic management of disease markets are likely to be particularly sensitive to product defects and errors. Our reputation and the public image of our products or technologies may be impaired for any of the following reasons:

+     failure of products to perform as expected;

+ governmental, academic or industry concerns regarding the reliability or efficacy of the polymerase chain reaction (PCR) technology on which our systems are based;

+     a perception that our products are difficult to use; or

+     litigation concerning the performance of our products or our technology.

Even after any underlying concerns or problems are resolved, any widespread concerns regarding our technology or any manufacturing defects or performance errors in our products could result in lost revenue, delay in market acceptance, damage to our reputation, increased service and warranty costs, and claims against us.

IF PRODUCT LIABILITY LAWSUITS ARE SUCCESSFULLY BROUGHT AGAINST US, WE MAY FACE REDUCED DEMAND FOR OUR PRODUCTS AND INCUR SIGNIFICANT LIABILITIES.

We face an inherent risk of exposure to product liability claims if our technologies or systems are alleged to have caused harm, in part because our products are used for sensitive applications. We cannot be certain that we can successfully defend any product liability lawsuit brought against us. Regardless of merit or eventual outcome, product liability claims may result in:

+     decreased demand for our products;

+     injury to our reputation;

+     costs of related litigation; and

+     substantial monetary awards to plaintiffs.

If we are the subject of a successful product liability lawsuit that exceeds the limits of any insurance coverage we may have, we may incur substantial liabilities, which would adversely affect our earnings and financial condition.

THE WORLD GEOPOLITICAL CLIMATE HAS CREATED INCREASED FINANCIAL EXPECTATIONS THAT MAY NOT MATERIALIZE.

The world geopolitical climate in the wake of the September 11, 2001 terrorist attacks has created increased interest in biothreat detection systems. However, we are uncertain what the long-term impact will be on our product sales. To date, we have not generated significant revenues from the market for biothreat detection systems. Even though our products have been chosen as a part of the solution for the biothreat detection systems for the USPS, it is unclear what level of funding may be allocated to our products or how quickly funding may be made available. As a result, we may not ever realize substantial revenues from the use of our products in biothreat detection systems and, even if we do, the amount and timing of such revenues would be subject to substantial uncertainty.

IF WE ARE UNABLE TO MAINTAIN OUR RELATIONSHIPS WITH COLLABORATIVE PARTNERS, WE MAY HAVE DIFFICULTY SELLING OUR PRODUCTS AND SERVICES.

We believe that our success in penetrating our target markets and in bidding for certain kinds of contracts depends in part on our ability to develop and maintain collaborative relationships with key companies. However, our collaborative partners may not be able to perform their obligations as expected or devote sufficient resources to the development, supply or marketing of potential products developed under these collaborations. Also, if a key collaborative partner fails to perform its obligations as expected, including, for example, if it becomes insolvent or is acquired by another company with which we do not have a relationship, we may not be able to develop an adequate alternative in a timely manner.

Currently, our significant collaborative partners include:

+ Infectio Diagnostics, Inc. in a joint venture to develop a line of assays adapted to our systems;

+ Northrop Grumman Corp.'s Automation and Information Systems Division, Sceptor Industries and Smiths Detection, with whom we will jointly install and test bio-threat detection systems for the USPS;

+ Applied Biosystems Group, in a collaboration to develop and sell reagents to detect biothreat agents for use with our GeneXpert system and cartridges if our products are used in the USPS biothreat detection system program; and

+ Takara Bio, Inc. in a collaboration to manufacture and sell a line of general use PCR enzyme reagents optimized for use on our products.

Relying on these or other collaborative relationships is risky to our future success because, among other things:

+ our collaborative partners may not devote sufficient resources to the success of our collaboration;

+ our collaborative partners may not obtain regulatory approvals necessary to continue the collaborations in a timely manner;

+ our collaborative partners may develop technologies or components competitive with our products;

+ components developed by collaborators could fail to meet specifications, possibly causing us to lose potential projects and subjecting us to liability;

+ some agreements with our collaborative partners may terminate prematurely due to disagreements or may result in litigation between the partners;

+     our collaborators may not have sufficient capital resources;

+ our existing collaborations may preclude us from entering into additional future arrangements; or

+ we may not be able to negotiate future collaborative arrangements on acceptable terms.

IF WE ARE UNABLE TO MANUFACTURE THE GENEXPERT SYSTEM AND REAGENTS IN SUFFICIENT QUANTITIES AND AT ACCEPTABLE COSTS, WE MAY BE UNABLE TO MEET DEMAND FOR OUR PRODUCTS AND OUR ABILITY TO GENERATE REVENUE WILL BE DIMINISHED.

We are in the process of launching our manufacturing process for our GeneXpert system and reagents to support commercial sales. We have limited manufacturing experience, and we cannot assure you that manufacturing or quality control problems will not arise as we attempt to produce our GeneXpert systems or reagents, or that we can scale-up manufacture and quality control in a timely manner or at commercially reasonable costs. If we are unable to manufacture GeneXpert systems or reagents consistently on a timely basis because of these or other factors, our product sales will be negatively affected.

With the launch of a diagnostic product, our manufacturing facilities, where we produce the Smart Cycler system and the GeneXpert system, cartridges and reagents, will be subject to periodic regulatory inspections by the FDA and other federal and state regulatory agencies. These facilities are subject to Quality System Regulation, or QSR, requirements of the FDA. If we fail to maintain our facilities in accordance with the QSR requirements, international quality standards or other regulatory requirements, the manufacturing process could be suspended or terminated, which would impair our business.

IF OUR DIRECT SELLING EFFORTS FOR OUR PRODUCTS FAIL, OUR BUSINESS EXPANSION PLANS COULD SUFFER AND OUR ABILITY TO GENERATE REVENUE WILL BE DIMINISHED.

We are utilizing a direct sales force to market our products in some markets. We have a relatively small sales force compared to our competitors. Failure to effectively promote and sell our products in these markets could have a negative impact on their market acceptance. If our systems fail to penetrate these expanding markets, this could have a negative effect on our ability to sell subsequent systems and hinder the planned expansion of our business.

IF WE FAIL TO EFFECTIVELY MANAGE OUR MODIFICATIONS AND PLANNED MODIFICATIONS TO OUR DISTRIBUTION NETWORK, OUR SALES COULD DECLINE.

We are currently in the process of modifying our distribution network, phasing in new distributors, changing our relationships with our existing distributors and increasing our direct sales efforts. These relationships are new and we cannot predict whether they will be successful. Furthermore, we have limited experience and infrastructure for managing a larger network of distributors. If we cannot effectively manage this new broader network of distributors, our sales and marketing efforts in these geographic areas would be adversely affected and our operating results could suffer.

IF OUR DISTRIBUTOR RELATIONSHIPS ARE NOT SUCCESSFUL, OUR ABILITY TO MARKET AND SELL OUR PRODUCTS IN THE LIFE SCIENCES RESEARCH MARKET WOULD BE HARMED AND OUR FINANCIAL PERFORMANCE WILL BE ADVERSELY AFFECTED.

We are dependent on relationships with distributors for the marketing and sales of our products in the life sciences research market in various geographic regions and we have a limited ability to influence their efforts. For the six-month period ended June 30, 2003, product sales through distributors represented 58% of total product sales (consisting of sales of instruments, reagents and disposables). The Company's distributors in the United States, the Far East and Europe accounted for 39%, 11%, and 8%, respectively, of total product sales for the six months ended June 30, 2003. For the same corresponding prior year period, distributors in the United States, the Far East, and Europe accounted for 45%, 18% and 0%, respectively, of total product sales. Takara Bio, Inc. is the exclusive distributor of Smart Cycler in the life sciences research market in Japan, South Korea, China and Taiwan and we also rely on various distributors for our sales of Smart Cycler in the European life sciences research market. Relying on distributors for our sales and marketing in these regions is risky to our future for various reasons, including:

+ agreements with distributors may terminate prematurely due to disagreements or may result in litigation between the partners;

+ our distributors may not devote sufficient resources to the sale of products;

+     our distributors may be unsuccessful;

+ our existing relationships with distributors may preclude us from entering into additional future arrangements; and

+ we may not be able to negotiate future distributor agreements on acceptable terms.

WE MAY BE SUBJECT TO THIRD-PARTY CLAIMS THAT WE REQUIRE ADDITIONAL LICENSES FOR OUR PRODUCTS, AND SUCH CLAIMS COULD INTERFERE WITH OUR BUSINESS.

Our industry is characterized by a large number of patents, claims of which appear to overlap in many cases. As a result, there is a significant amount of uncertainty regarding the extent of patent protection and infringement. Obtaining licenses to relevant patents could be costly and could materially harm our results of operations and future cash flows. Failing to obtain a license could result in litigation, which may consume our resources and lead to significant damages, royalty payments or an injunction on the sale of our currently existing products. In addition, some of these licenses could result in substantial additional royalties, which could adversely impact our product costs and have an impact on our business.

IF OUR PRODUCTS INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WE COULD FACE COSTLY LITIGATION, WHICH COULD CAUSE US TO PAY SUBSTANTIAL DAMAGES AND LIMIT OUR ABILITY TO SELL SOME OR ALL OF OUR PRODUCTS.

Our market success depends in part on us neither infringing valid, enforceable patents or proprietary rights of third parties, nor breaching any licenses that may relate to our technologies and products. We are aware of third-party patents that may relate to our technology. We plan to seek licenses, as we deem appropriate; however, it is possible that we may unintentionally infringe upon these patents or proprietary rights of third parties. In response, third parties may assert infringement or other intellectual property claims against us. We may consequently be subjected to substantial damages for past infringement or be required to modify our products if it is ultimately determined that our products infringe a third party's proprietary rights. Further, we may be prohibited from selling our products before we obtain a license, which, if available at all, may require us to pay substantial royalties. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management attention from other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our stock price to decline.

WE MAY NEED TO INITIATE LAWSUITS TO PROTECT OR ENFORCE OUR PATENTS, WHICH WOULD BE EXPENSIVE AND, IF WE LOSE, MAY CAUSE US TO LOSE SOME, IF NOT ALL, OF OUR INTELLECTUAL PROPERTY RIGHTS, AND THEREBY IMPAIR OUR ABILITY TO COMPETE.

We rely on patents to protect a large part of our intellectual property. To protect or enforce our patent rights, we may initiate patent litigation against third parties, such as infringement suits or interference proceedings. These lawsuits could be expensive, take significant time and divert management's attention from other business concerns. They would also put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. We may also provoke these third parties to assert claims against us. Patent law relating to the scope of claims in the technology fields in which we operate is still evolving and, consequently, patent positions in our industry are generally uncertain. We cannot assure you that we would prevail in any of these suits or that the damages or other remedies awarded, if any, would be commercially valuable. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. If securities analysts or investors perceive any of these results to be negative, it could cause our stock to decline.

IF WE FAIL TO MAINTAIN AND PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR COMPETITORS COULD USE OUR TECHNOLOGY TO DEVELOP COMPETING PRODUCTS AND OUR BUSINESS WILL SUFFER.

Our competitive success will be affected in part by our continued ability to obtain and maintain patent protection for our inventions, technologies and discoveries, including intellectual property that we license. Our pending patent applications may lack priority over others' applications or may not result in the issuance of patents. Even if issued, our patents may not be sufficiently broad to provide protection against competitors with similar technologies and may be challenged, invalidated or circumvented. In addition to patents, we rely on a combination of trade secrets, copyright and trademark laws, nondisclosure agreements, licenses and other contractual provisions and technical measures to maintain and develop our competitive position with respect to intellectual property. Nevertheless, these measures may not be adequate to safeguard the technology underlying our products. For example, employees, consultants and others who participate in the development of our products may breach their agreements with us regarding our intellectual property and we may not have adequate remedies for the breach. We also may not be able to effectively protect our intellectual property rights in some foreign countries, as many countries do not offer the same level of legal protection for intellectual property as the United States. Furthermore, for a variety of reasons, we may decide not to file for patent, copyright or trademark protection outside of the United States. Our trade secrets could become known through other unforeseen means. Notwithstanding our efforts to protect our intellectual property, our competitors may independently develop similar or alternative technologies or products that are equal or superior to our technology. Our competitors may also develop similar products without infringing on any of our intellectual property rights or design around our proprietary technologies.

OUR INTERNATIONAL OPERATIONS AND PROPOSED EXPANSION SUBJECT US TO ADDITIONAL RISKS AND COSTS.

Our international operations are subject to a number of difficulties and special costs, including:

+     costs of customizing products for foreign countries;

+     laws and business practices favoring local competitors;

+     dependence on local vendors;

+     uncertain regulation of electronic commerce;

+ compliance with multiple, conflicting and changing governmental laws and regulations;

+     longer sales cycles;

+     potential for exchange and currency risks;

+     greater difficulty in collecting accounts receivable;

+     import and export restrictions and tariffs;

+     difficulties staffing and managing foreign operations;

+ greater difficulties and expense in enforcing intellectual property rights;

+ business risks (including fluctuations in demand for our products and the cost and effort to conduct international operations and travel abroad to promote international distribution) associated with international military operations, and the global economic slowdown;

+     multiple conflicting tax laws and regulations; and

+     political and economic instability.

We intend to expand our international sales and marketing activities, including through our European subsidiary, and enter into relationships with additional international distribution partners. We are in the early stages of developing our indirect distribution channels in markets outside the United States. We may not be able to attract distribution partners that will be able to market our products effectively.

Our international operations could also increase our exposure to international laws and regulations. If we cannot comply with foreign laws and regulations, which are often complex and subject to variation and unexpected changes, we could incur unexpected costs and potential litigation. For example, the governments of foreign countries might attempt to regulate our products and services or levy sales or other taxes relating to our activities. In addition, foreign countries may impose tariffs, duties, price controls or other restrictions on foreign currencies or trade barriers, any of which could make it more difficult for us to conduct our business.

The nature of our products may also subject us to export control regulation by the U.S. Department of State and the Department of Commerce. Violations of these regulations can result in monetary penalties and denial of export privileges.

IF OUR SINGLE SOURCE SUPPLIERS FAIL TO DELIVER KEY PRODUCT COMPONENTS IN A TIMELY MANNER, OUR MANUFACTURING ABILITY WOULD BE IMPAIRED AND OUR PRODUCT SALES COULD SUFFER.

We depend on long term delivery contracts with several single source suppliers that supply components used in the manufacture of the Smart Cycler, the GeneXpert system, disposable reaction tubes, and cartridges. If we need alternative sources for key component parts for any reason, such component parts may not be immediately available. If alternative suppliers are not immediately available, we will have to identify and qualify alternative suppliers, and production of such components may be delayed. We may not be able to find an adequate alternative supplier in a reasonable time period, or on commercially acceptable terms, if at all. Our inability to obtain a key source supplier for the manufacture of our potential products may force us to curtail or cease operations.

WE EXPECT THAT OUR OPERATING RESULTS WILL FLUCTUATE SIGNIFICANTLY, AND ANY FAILURE TO MEET FINANCIAL EXPECTATIONS MAY DISAPPOINT SECURITIES ANALYSTS OR INVESTORS AND RESULT IN A DECLINE IN OUR STOCK PRICE.

We expect that our quarterly operating results will fluctuate in the future as a result of many factors, some of which are outside of our control. Because our revenue and operating results are difficult to predict, we believe that period-to-period comparisons of our results of operations are not a good indication of our future performance. We expect our gross profit to fluctuate depending upon the timing of introduction and acceptance of our products. In addition, our operating results may be affected by the inability of some of our customers to consummate anticipated purchases of our products, whether due to changes in internal priorities or, in the case of governmental customers, problems with the appropriations process. It is possible that in some future quarter or quarters our operating results will be below the expectations of securities analysts or investors. In this event, the market price of our common stock may fall abruptly and significantly.

Broad market fluctuations in our stock price could result in the loss of market makers for our common stock, which could, in turn, result in a decline in the price of our common stock. To maintain our eligibility for listing on Nasdaq, we must maintain a minimum number of market makers and meet and maintain other eligibility requirements, including a minimum trading value of our common stock. A prolonged decline in the price of our common stock could effect the operation of our business by severely limiting our ability to raise capital or to use our common stock in connection with acquisitions. In addition because the price of our common stock is below $5.00 per share, broker dealers have to follow specific disclosure and suitability obligations requirements, which could limit the marketability of our common stock.

If revenue declines in a quarter, whether due to a delay in recognizing expected revenue or otherwise, our earnings will decline because many of our expenses are relatively fixed. In particular, research and development and selling, general and administrative expenses are not significantly affected by variations in revenue.

IF WE FAIL TO OBTAIN AN ADEQUATE LEVEL OF REIMBURSEMENT FOR OUR PRODUCTS FROM THIRD-PARTY PAYERS, OUR ABILITY TO SELL PRODUCTS IN SOME MARKETS WOULD BE HARMED.

Our ability to sell our products in the clinical diagnostics market will depend in part on the extent to which reimbursement for our products and related treatments will be available from:

+     government health administration authorities;

+     private health coverage insurers;

+     managed care organizations; and

+     other organizations.

If appropriate reimbursement cannot be obtained, we could be prevented from successfully commercializing some of our potential products.

There are efforts by governmental and third-party payers to contain or reduce the costs of health care through various means. Additionally, third-party payers are increasingly challenging the price of medical products and services. If purchasers or users of our products are not able to obtain adequate reimbursement for the cost of using our products, they may forego or reduce their use. Significant uncertainty exists as to the reimbursement status of newly approved health care products and whether adequate third-party coverage will be available.

IF WE FAIL TO RETAIN KEY MEMBERS OF OUR STAFF, OUR ABILITY TO CONDUCT AND EXPAND OUR BUSINESS WOULD BE IMPAIRED.

We are highly dependent on the principal members of our management and scientific staff. The loss of services of any of these persons could seriously harm our product development and commercialization efforts. In addition, we will require additional skilled personnel in areas such as manufacturing, quality control, project management, microbiology, software engineering, mechanical engineering and electrical engineering. Retaining and training personnel with the requisite skills is challenging even in today's economy, and, if general economic conditions improve, is likely to become extremely competitive again, particularly in the Silicon Valley area of California where our main office is located. If at any point we are unable to hire, train and retain a sufficient number of qualified employees to match our growth, our ability to conduct and expand our business could be seriously reduced. The inability to retain and hire qualified personnel could also hinder the planned expansion of our business.

IF WE ACQUIRE COMPANIES, PRODUCTS OR TECHNOLOGIES, WE MAY FACE RISKS ASSOCIATED WITH THOSE ACQUISITIONS.

If we are presented with appropriate opportunities, we may make other investments in complementary companies, products or technologies. We may not realize the anticipated benefit of any acquisition or investment. If we acquire companies or technologies, we will likely face risks, uncertainties and disruptions associated with the integration process, including difficulties in the integration of the operations and services of an acquired company, integration of acquired technology with our products, diversion of our management's attention from other business concerns and the potential loss of key employees or customers of the acquired businesses. If we fail to successfully integrate other companies that we may acquire, our business could be harmed. Furthermore, we may have to incur debt or issue equity securities to pay for any additional future acquisitions or investments, the issuance of which could be dilutive to our existing shareholders or us. In addition, our operating results may suffer because of acquisition-related costs or amortization expenses or charges relating to acquired goodwill and other intangible assets.

IF A CATASTROPHE STRIKES OUR MANUFACTURING FACILITIES, WE MAY BE UNABLE TO MANUFACTURE OUR PRODUCTS FOR A SUBSTANTIAL AMOUNT OF TIME AND WE WOULD EXPERIENCE LOST REVENUE.

Our manufacturing facilities are located in Sunnyvale, California. Even though we have business interruption insurance, our facilities and some pieces of manufacturing equipment are difficult to replace and could require substantial replacement lead-time. Various types of disasters, including earthquakes, fires, floods and acts of terrorism, may affect our manufacturing facilities. Earthquakes are of particular significance since the manufacturing facilities are located in an earthquake-prone area. In the event our existing manufacturing facilities or equipment is affected by man-made or natural disasters, we may be unable to manufacture products for sale, meet customer demands or sales projections. If our manufacturing operations were curtailed or ceased, it would seriously harm our business.

IF WE BECOME SUBJECT TO CLAIMS RELATING TO IMPROPER HANDLING, STORAGE OR DISPOSAL OF HAZARDOUS MATERIALS, WE COULD INCUR SIGNIFICANT COST AND TIME TO COMPLY.

Our research and development processes involve the controlled storage, use and disposal of hazardous materials, including biological hazardous materials. We are subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. We may incur significant costs complying with both existing and future environmental laws and regulations. In particular, we are subject to regulation by the Occupational Safety and Health Administration, or OSHA, and the Environmental Protection Agency, or EPA, and to regulation under the Toxic Substances Control Act and the Resource Conservation and Recovery Act. OSHA or the EPA may adopt regulations that may affect our research and development programs. We are unable to predict whether any agency will adopt any regulations that would have a material adverse effect on our operations.

Although we believe that our safety procedures for handling and disposing of these hazardous materials comply with the standards prescribed by law and regulation, the risk of accidental contamination or injury from hazardous materials cannot be eliminated completely. In the event of an accident, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of our insurance. We may not be able to maintain insurance on acceptable terms, if at all. We could be required to incur significant costs to comply with current or future environmental laws and regulations.

Use of proceeds

The net proceeds from the sale of the shares are estimated to be approximately $9.3 million after deducting the financial advisor's fee and estimated offering expenses payable by us (approximately $11.2 million if the investor's option is exercised in full).

We intend to use the net proceeds of this offering for general corporate purposes, including working capital. Although we have no current plans, agreements or commitments providing for any acquisition or other transaction, we may, if the opportunity arises, use an unspecified portion of the net proceeds to acquire or invest in products, technologies, intellectual property rights or companies.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the growth of our business. Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return.

Dilution

Our net tangible book value on June 30, 2003 was $16.8 million, or approximately $0.52 per share. "Net tangible book value" is total assets minus the sum of liabilities and intangible assets. "Net tangible book value per share" is net tangible book value divided by the total number of shares of common stock outstanding.

Net tangible book value dilution per share to the new investor represents the difference between the amount per share paid by the investor in this offering and the net tangible book value per share of our common stock immediately after completion of this offering. After giving effect to the sale of 2,777,778 shares of our common stock in this offering at a public offering price of $3.60 per share and after deducting the financial advisor's fee and estimated offering expenses payable by us, our net tangible book value as of June 30, 2003 would have been $0.74 per share. This amount represents an immediate increase in net tangible book value of $0.22 per share to existing shareholders and an immediate dilution in net tangible book value of $2.86 per share to the investor in this offering, as illustrated in the following table:

Assumed public offering price per share..................................................                       $3.60
     Net tangible book value per share as of June 30, 2003...............................           $0.52
                                                                                                    -----
     Increase in net tangible book value per share attributable to this offering.........            0.22
Pro forma net tangible book value per share as of June 30, 2003 after giving
effect to this offering..................................................................                        0.74
                                                                                                                 ----
Dilution per share to new investor in the offering.......................................                        2.86
                                                                                                                 ====

This table assumes no exercise of options to purchase 4,172,154 shares of common stock at a weighted average exercise price of $4.22 per share outstanding as of August 8, 2003. To the extent that these options are exercised there will be further dilution to the new investor.

Market for our common stock

Our common stock has been traded on the Nasdaq National Market under the symbol "CPHD" since our initial public offering on June 21, 2000. Prior to that date, there was no public trading market for our common stock. As of August 5, 2003, there were 284 holders of record of our common stock. On August 12, 2003, the last reported sales price of our common stock as reported on the Nasdaq National Market was $4.40 per share. As of August 8, 2003, 32,554,434 shares of our common stock were outstanding, excluding:

+ 4,172,154 shares of our common stock issuable upon the exercise of stock options outstanding as of August 8, 2003 issued under our stock option plans at a weighted average exercise price of $4.22 per share; and

+ an additional 1,656,396 shares of common stock available for future issuance under our stock option plans and employee stock purchase plan as of August 8, 2003.

Plan of distribution

We are selling all of the shares of common stock being offered under this prospectus supplement to one institutional investor. We will enter into a stock purchase agreement directly with the investor with respect to the shares being offered hereunder.

The shares of common stock sold in this offering will be listed on the Nasdaq National Market.

Pursuant to a financial advisor agreement, we engaged UBS Securities LLC as our financial advisor with respect to this offering. UBS Securities LLC has provided us with financial advisory services with respect to the terms of the offering, and is not purchasing any shares of our common stock in the offering.

UBS Securities LLC's compensation for acting as financial advisor for this offering will consist of the financial advisor's fee and reimbursement of expenses described below. The following table sets forth the financial advisor's fee for the initial issuance of shares under this prospectus supplement, which will equal 6.0% of the total offering proceeds from the sale of shares of our common stock:

                                               PER SHARE            TOTAL
                                               ---------            -----
Financial advisor's fee                         $0.216          $600,000.05

If the investor chooses to exercise its option to purchase from us up to an additional 555,556 shares of common stock within 90 days of the date of this prospectus supplement, the additional financial advisor's fee would be 6.0% of the total offering proceeds from the sale of shares of our comment stock. The following table sets forth the financial advisor's fee if the investor chooses to exercise the option:

                                               PER SHARE            TOTAL
                                               ---------            -----
Financial advisor's fee                         $0.225          $125,000.10

We have also agreed to reimburse UBS Securities LLC for up to $30,000 of reasonable expenses incurred by it in connection with this offering plus additional expenses that we approve in advance.

We have agreed to indemnify UBS Securities LLC and its stockholders, directors, officers, employees, agents affiliates and controlling persons from and against, and to make contributions for payments made by such person with respect to, certain liabilities, including liabilities arising under the Securities Act of 1933.

The expenses directly related to this offering, not including the financial advisor's fee, are estimated to be approximately $100,000 and will be paid by us. Expenses of the offering, exclusive of the financial advisor's fee, include UBS Securities LLC's reimbursable expenses, our legal and accounting fees, printing expenses, transfer agent fees and miscellaneous fees.

Legal matters

Fenwick & West LLP, Mountain View, California, counsel to Cepheid, is giving Cepheid an opinion on the validity of the shares covered by this prospectus supplement. Attorneys at Fenwick & West LLP own approximately 2,400 shares of Cepheid common stock.

--------------------------------------------------------------------------------


                                2,777,778 SHARES

                                 [CEPHEID LOGO]

                                  COMMON STOCK



                           --------------------------
                              PRICE $3.60 PER SHARE
                           --------------------------





                           --------------------------
                              PROSPECTUS SUPPLEMENT
                           --------------------------



                                 AUGUST 13, 2003


--------------------------------------------------------------------------------

                                                                       EXHIBIT B

                            TERMS OF INDEMNIFICATION

            (a) Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser and the officers, directors, employees and agents of the Purchaser, and each Person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, as amended (the "Exchange Act"), from and against any losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which the Purchaser and the officers, directors, employees and agents of the Purchaser, and each Person, if any, who controls the Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Company Registration Statement, or (ii) the omission or alleged omission to state in the Company Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading (an "Indemnifiable Matter"). The Company will reimburse the Purchaser and the officers, directors, employees and agents of the Purchaser and each such controlling Person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchaser and the officers, directors, employees and agents of the Purchaser or the controlling Person in investigating, defending against, or preparing to defend against any claim relating to an Indemnifiable Matter, except that the Company will not be liable to the extent such claim, suit or proceeding which results in a loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission, included in the Company Registration Statement in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Company Registration Statement.

            (b) Contribution. If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss, claim, damage, liability, cost or expense referred to in Paragraph (a), each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage, liability, cost or expense: (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and by the indemnified party, on the other hand, from the sale of stock which is the subject of the claim, action, suit or proceeding which resulted in the loss, claim, liability, cost or expense or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of stock, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss, claim, damage, liability, cost or expense as well as any other relevant equitable considerations.